EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156454) and Form F-3 (No. 333-172096) of Global Ship Lease, Inc. of our report dated April 13, 2012 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 20-F.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Neuilly-sur-Seine, France

April 13, 2012

PricewaterhouseCoopers is represented by PricewaterhouseCoopers Audit, 63 rue de Villiers—92200 Neuilly-sur-Seine, France